Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                         State/Country of
Subsidiary                                                                               Incorporation
--------------------------------------------------------------------------------------   -----------------
Computer & Communications Information Group, Inc. (dba Datapro Information Services)     New Jersey
Computer Consultancy Group, Limited                                                      United Kingdom
Computer Consultancy Group (Management) Limited                                          United Kingdom
Computer Financial Consultants, Inc.                                                     Delaware
Computer Financial Consultants, Limited                                                  United Kingdom
Computer Financial Consultants (Management) Limited                                      United Kingdom
Dataquest Australia Pty. Ltd.                                                            Australia
Dataquest, Inc.                                                                          California
Decision Drivers, Inc.                                                                   Delaware
G.G. Canada, Inc.                                                                        Delaware
G.G. Credit, Inc.                                                                        Delaware
G.G. Global Holdings, Inc.                                                               Delaware
G.G. Properties, Ltd.                                                                    Bermuda
G.G. Scandinavia, A.S.                                                                   Denmark
G.G. West Corporation                                                                    Delaware
Gartner Advisory (Singapore) PTE LTD.                                                    Singapore
Gartner Australasia Pty Limited                                                          Australia
Gartner Austria GmbH                                                                     Austria
Gartner Belgium BVBA                                                                     Belgium
Gartner (Cambridge) Holdings, Inc.                                                       Delaware
Gartner Canada Co.                                                                       Nova Scotia
Gartner Chile, S.A.                                                                      Chile
Gartner Credit Corp.                                                                     Delaware
Gartner Danmark ApS                                                                      Denmark
Gartner Deutschland, GmbH                                                                Germany
Gartner do Brasil Ltda.                                                                  Brazil
Gartner Enterprises, Ltd.                                                                Delaware
Gartner Europe Holdings, B.V.                                                            The Netherlands
Gartner Financial Services Company                                                       Ireland
Gartner France S.A.R.L.                                                                  France
Gartner FSC, Inc.                                                                        Barbados
Gartner Fund I, Inc.                                                                     Delaware
Gartner Fund II, Inc.                                                                    Delaware
Gartner Group Argentina, S.A.                                                            Argentina
Gartner Group Research (Thailand) Ltd.                                                   Thailand
Gartner Group Taiwan Ltd.                                                                Taiwan
Gartner Group (Thailand) Ltd.                                                            Thailand
Gartner Holdings Ireland Ltd.                                                            Ireland
Gartner Hong Kong, Limited                                                               Hong Kong
Gartner India Research & Advisory Services Private Limited                               India
Gartner Investments I, LLC                                                               Delaware
Gartner Investments II, LLC                                                              Delaware
Gartner Ireland Limited                                                                  Ireland
Gartner Italia, S.r.l.                                                                   Italy
Gartner Japan Ltd.                                                                       Japan
Gartner (Korea), Inc.                                                                    Delaware
Gartner Mexico S. D. der .L. de C.V.                                                     Mexico
Gartner Nederland B.V.                                                                   The Netherlands
Gartner Norge A.S.                                                                       Norway
Gartner Sverige AB                                                                       Sweden
Gartner Switzerland GmbH                                                                 Switzerland
Gartner UK Limited                                                                       United Kingdom
Griggs-Anderson, Inc.                                                                    Delaware
National Institute for Management Technology                                             Ireland
People3, Inc.                                                                            Delaware
The IT Management Programme Limited                                                      United Kingdom
The Research Board, Inc.                                                                 Delaware
The Warner Group                                                                         California
Vision Events International, Inc.                                                        Delaware
Wentworth Research Limited                                                               United Kingdom
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